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                                                                   EXHIBIT 10.46

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 29th day of July 1999, by and between DATUM, INC., a Delaware corporation (the "Company"), and Thomas Mark Hastings, an individual (the "Executive").

                                  R E C I T A L

        The Company, its wholly-owned subsidiary and Digital Delivery, Inc., a Massachusetts corporation ("DDI"), on even date herewith, are consummating a transaction whereby such subsidiary is merged with and into DDI, and DDI, as the surviving corporation, will become a wholly-owned subsidiary of the Company (such transaction, the "Merger"). Executive is a substantial stockholder in DDI and a key executive thereof. Concurrently herewith, Executive is also entering into a Non-Competition Agreement with Datum (the "Non-Compete Agreement").

        The Company intends to establish its E-Business Solutions Division (the "Division") by combining DDI with existing and developing operations of the Company.

        The Company desires to employ Executive, and Executive desires to enter into the employ of the Company for the period and pursuant to the terms and conditions set forth herein.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Executive, intending to be legally bound, hereby agree as follows:

        1. EMPLOYMENT. The Company hereby employs Executive as a Vice President of the Company and President of the Division, reporting to the Company's Chief Executive Officer and Chief Financial Officer, or their designees. Executive accepts such employment and agrees to devote all his business time, best efforts and skills, diligently and on a full-time basis, to the performance of his employment responsibilities and functions, and to do so for the exclusive benefit of the Company.

        2. TERM. The term of Executive's employment hereunder shall be for a period of three (3) years, commencing at the time of filing the Articles of Amendment to consummate the Merger. Executive's employment is subject to earlier termination as hereafter specified.

        3.     POSITION AND DUTIES.

               3.1. SERVICE WITH THE COMPANY. During the term of this Agreement, Executive agrees to perform such duties and on such basis as shall be assigned to him from time to time by the Chief Executive Officer or Chief Financial Officer of the Company; such duties, however, to be commensurate with Executive's position as a Vice President of the Company and President of the Division.
               3.2. NO CONFLICTING DUTIES. During the term hereof, Executive shall not serve as an officer, director, employee, consultant or advisor to any other business, unless such other service is approved in advance and in writing by the Board of Directors of the Company (the "Board"). Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations as set forth in this Agreement, and agrees that during the term of this Agreement, he will not render or perform services, or enter into any contract to do so, for any other corporation, firm,



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entity or person which are inconsistent with the provisions of this Agreement.

        4.     COMPENSATION.

               4.1. BASE SALARY. As compensation for all services to be rendered by Executive under this Agreement, the Company shall pay to Executive a base annual salary of One Hundred Fifty Thousand Dollars ($150,000) (the "Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed annually by the Board, which shall have sole discretion to determine whether Executive's Base Salary shall be increased, such determination to be made on the basis of an evaluation of the Executive's performance, the performance of the Company and the Division and such other factors as the Board of Directors shall deem appropriate.

               4.2. INCENTIVE COMPENSATION. Executive shall be eligible to receive an annual bonus ("Bonus") not to exceed forty percent (40%) of the Base Salary. The amount of the Bonus shall be determined annually by the Board, which shall have sole discretion to determine the actual Bonus awarded, such determination to be made on the basis of an evaluation of the Executive's performance, the performance of the Company and the Division and such other factors as the Board of Directors shall deem appropriate. Executive's eligibility for the Bonus shall be subject to the terms of the Company's bonus incentive plan for executives of the Company of comparable rank (such terms to be applied without discrimination to all such executives), which may provide for deferral of the receipt of any bonus awarded and may require Executive to remain in the Company's employ for a specified period of time (which may not match the term hereof) as a condition to the receipt of such bonus. For the year ended December 31, 1999, only, Executive is guaranteed a minimum bonus payment of $14,000.

               4.3. PARTICIPATION IN BENEFIT PLANS. Executive shall be entitled to participate in all employee benefit plans or programs generally available to employees of the Company, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate therein. Executive shall also be covered by Datum's director's and officer's errors and omissions insurance policy. The Executive's participation in any such plan, program or policy shall be subject to the provisions, rules and regulations thereof that are generally applicable to all participants therein.

               4.4. EXPENSES. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement.

        5.     TERMINATION.

               5.1. TERMINATION BY EXECUTIVE PRIOR TO THE EXPIRATION OF THE TERM. Executive may terminate his employment for any reason or for no reason at any time upon thirty (30) days prior notice to the Company's Chief Executive Officer; provided, however, that at the Company's sole election, the effective date of such termination may be shortened to any date between the fifth (5th) and the thirtieth (30th) following the date of the Executive's notice of termination hereunder.

               5.2. TERMINATION BY COMPANY WITHOUT CAUSE. The Company may terminate Executive's employment without Cause (as defined below) by thirty (30) days written notice to Executive.

               5.3. TERMINATION BY THE COMPANY FOR CAUSE. Any of the following acts or omissions shall constitute grounds for the Company to terminate Executive's employment immediately for "Cause".

               (a) The continued, willful failure or refusal by Executive to perform any material duties required of him by this Agreement or as reasonably requested by the Company's Chief



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Executive Officer or Chief Financial Officer or the Board if consistent with the terms of this Agreement.

               (b) Any material act or omission by Executive involving malfeasance or gross negligence in the performance of Executive's duties to, or a material deviation from any of the policies or directives of, the Company, other than a deviation taken in good faith by the Executive for the benefit of the Company.

               (c) Conduct on the part of Executive which constitutes a breach of any statutory or common law duty of loyalty to the Company.

               (d) Any illegal act by Executive which materially and adversely affects the business of the Company or the Division or any felony committed by Executive, as evidenced by conviction thereof.

        Termination by the Company for cause shall be accomplished by written notice to Executive and, if given pursuant to clauses (a) or (b) above, shall be preceded by a written notice providing a reasonable opportunity for Executive to correct his conduct. Any such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement.

               5.4. TERMINATION FOR DEATH OR DISABILITY. Executive's employment pursuant to this Agreement shall be immediately terminated without notice by the Company (a) upon the Executive becoming totally disabled. For purposes of this Agreement, the term "totally disabled" means an inability of Executive, due to physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by a competent physician selected by the Company's Board of Directors and reasonably agreed to by Executive, following such one hundred eighty (180) day period.

               5.5. TERMINATION FOR GOOD REASON. Executive's employment pursuant to this Agreement may be terminated by Executive for "Good Reason" if Executive voluntarily terminates his employment as a result of any of the following.

               (a) Without Executive's prior written consent, a reduction in his then current Base Salary;

               (b) The taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided the Executive under the medical, health, accident, disability insurance, life insurance, thrift and retirement plans in which he is entitled to participate in pursuant to this Agreement other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all executives or employees or affecting the group of employees of which the Executive is a member, or (iii) generally applicable to all beneficiaries of such plans;

               (c) Resignation as a result of unlawful discrimination, as evidenced by a final court order;

               (d) The Company materially breaches any provision of this Agreement;

               (e) Without Executive's prior written consent, a relocation of Executive's place of employment outside a 60 mile radius from Executive's current principal residence;

               (f) A reduction in duties and responsibilities which results in Executive no longer having duties customary for a Datum Vice President and Division President.

               5.6. PAYMENTS UPON TERMINATION. If during the term of this Agreement, the Company terminates Executive's employment as provided in Section
5.2 hereof, or the Executive resigns for one of the reasons stated in Section 5.5, Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any vested incentive to which Executive is entitled as of the date of termination



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pursuant to any bonus or incentive compensation plan in which he is then participating, provided the payment thereof that is not contingent or conditional on Executive's continued employment with the Company or the satisfaction of any other condition which has not been satisfied, (iii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive's termination, and (iv) a severance payment in an amount equal to one year's payment of his then current Base Salary (the "Severance Amount"). All payments required to be made by the Company to the Executive pursuant to this Section 5.6 shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies, including, without limitation, the Severance Amount, which shall be paid at such times and in such amounts consistent with the Company's normal payroll procedures and policies over the one year period immediately following the date of termination. During the period during which the Severance Amount is payable, the Company shall further provide Executive with health, dental and disability insurance. Except as specifically provided above, all other benefits, including any vesting of stock, will terminate on the effective date of termination of Executive's employment. If the Company terminates the Executive's employment pursuant to Sections 5.3 or 5.4, or if Executive resigns pursuant to Section 5.1, then Executive shall be entitled only to the compensation set forth in clauses (i),
(ii) and (iii) above.

        6. CONFIDENTIAL INFORMATION. During the term of this Agreement, Executive acknowledges and agrees that he will have access to and become acquainted with confidential, proprietary and business information and trade secrets about the professional, business, and financial affairs of the Company, the Division, and their customers, suppliers, vendors, and employees (the "Confidential Information"). Executive further recognizes that he is being employed as a key employee, that the Company and the Division are engaged in highly competitive businesses, and that the success of the Company and the Division in the marketplace depends upon their goodwill, their business reputation and the protection of the Confidential Information. Executive recognizes that in order to safeguard the legitimate business interests of the Company and the Division, it is necessary for the Company and the Division to protect the Confidential Information, as well as the Company's and the Division's goodwill and reputation both during Executive's employment and thereafter. Accordingly, Executive expressly agrees that during the term of this Agreement and thereafter Executive will regard and preserve as confidential all Confidential Information obtained by him in connection with his employment. Executive agrees that he will not, without prior written authority from the Company to do so, disclose to others, or take or use for his own purposes or purposes of others, either during his employment or thereafter, any such information. Executive further agrees he will not remove without authorization, retain, transmit by any means, copy or disclose any of the Company's or the Division's or their supplier's or customer's specifications, drawings, blueprints, reproductions, computer programs, or any other documents or information, or things, except as required in the line of his employment with the Company and the Division. Executive recognizes that this obligation applies not only to technical information but any business information which the Company or the Division reasonably considers confidential. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that Executive shall notify the Company in writing of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by Executive.

        7. OWNERSHIP OF RECORDS. Executive agrees that upon resignation or termination of employment for any reason whatsoever, he will return to the Company all things belonging to the Company and the Division and all copies of documents referring to the Company and the Division,



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their suppliers, or their customers, including but not limited to documents containing Confidential Information in his possession or control.

        8. NON-SOLICITATION. During the term of this Agreement and for a period of two (2) years thereafter, Executive shall not (a) induce or solicit any employee, agent, consultant, or independent contractor of the Company or the Division to quit his/her employment or other business relationship with the Company or the Division or to work for any person or entity other than the Company or the Division; or (b) call on, solicit, or take away, or attempt to call on, solicit or take away, any past or present customer of the Company or the Division with respect to the same or similar business services now or during the term of this Agreement provided by the Company or the Division.

        9. NON-COMPETE AGREEMENT. As a condition to the execution hereof by the Company, Executive and the Company shall execute the Non-Compete Agreement.

        10. ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to an affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement.

        11. INJUNCTIVE RELIEF. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including, without limitation, Sections 6-8. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement, to the extent that such relief is provided by law for such violation. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

        12. MISCELLANEOUS.

               12.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

               12.2. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein; provided, however, that it is understood and agreed that (a) the Non-Compete Agreement and the other agreements and instruments delivered in connection with the Merger are each separate and independent agreements for which the parties have received separate consideration and which are not in any way superceded by this Agreement; and (b) nothing in this Agreement shall be construed to limit or affect in any way the restrictions or obligations applicable to the Executive under the Non-Compete Agreement.



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               12.3. WITHHOLDING TAXES. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

               12.4. AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

               12.5. NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

               12.6. SEVERABILITY. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance of, and not in limitation of, the foregoing, should the duration, geographical extent of or business activities covered by any provision of this Agreement be in excess of what is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent, or activities which may validly and enforceably be covered.

               12.7. HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

               12.8. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts hereof and, provided that each party has executed and delivered a counterpart hereof, this Agreement shall be effective despite the fact that the parties have not executed the same counterpart hereof. All such counterparts shall constitute one and the same agreement.

                           [signature page to follow]



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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                            "Company"
                                            DATUM INC.,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                               Erik H. van der Kaay, Chief
                                                   Executive Officer


                                            "Executive"


                                               ---------------------------------
                                               Thomas Mark Hastings



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